                                                                     EXHIBIT 1.1



                               25,000,000 Shares

                                  DYNEGY INC.

                                  COMMON STOCK

                             Underwriting Agreement


                                                               December 21, 2001


Lehman Brothers Inc.
790 Seventh Avenue
New York, New York 10019

Dear Sirs:

     Dynegy Inc., an Illinois corporation (the "Company"), proposes to sell to Lehman Brothers Inc. (the "Underwriter") an aggregate of 25,000,000 shares (the "Firm Stock") of the Company's Class A Common Stock, no par value (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of Firm Stock, the Company proposes to grant to the Underwriter an option to purchase up to 2,500,000 additional shares (the "Option Stock") of Common Stock. The Firm Stock and any Option Stock purchased pursuant to this Underwriting Agreement are herein called the "Stock."

     This agreement (this "Agreement") is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriter.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:

        (a) Registration statements on Form S-3 (File Nos. 333-46634 and 333-66088) with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act and is not proposed to be amended by amendment or post-effective amendment. No stop order suspending the effectiveness of such registration statements or any Rule 462(b) registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. Copies of such registration statements as amended to date have been delivered by the Company to you as the Underwriter. For purposes of this Agreement, "Effective Time" means the most recent date and the time as of which such registration statement was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means the prospectus included in the registration statement on Form S-3 (File
     No. 333-66088), or amendments thereof, before such registration statement became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the

     Underwriter pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statements, as amended at the Effective Time, including any documents incorporated by reference therein and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with Section 6(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; "Prospectus" means the form of prospectus relating to the Stock (including the prospectus supplement), as first used to confirm sales of the Stock; and "described in the Prospectus" or "disclosed in the Prospectus" means described or disclosed, as applicable, in the Prospectus or any document incorporated by reference therein. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Securities Act before the offering of the Stock may commence, the term "Registration Statement" as used in this Agreement includes such registration statement, as the same may be amended from time to time. Reference made herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus. For purposes of this Section l, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR"). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

        (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are first used to confirm sales of the Stock, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not and will not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the first date of its use to confirm sales of the Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with written information furnished to the Company by the Underwriter for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement which is not described or filed as required.

        (c) Arthur Andersen LLP, whose report is included or incorporated by reference in the Prospectus, are independent certified public accountants as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

        (d) Each of the Company and its Significant Subsidiaries (as defined in Exhibit A hereto) has been duly organized or formed and is validly existing in good standing under the laws of the jurisdiction of its organization or formation, with full power and authority to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under this Agreement; and each of the Company and its Subsidiaries (as defined in Section 12 hereof), is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

        (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the outstanding shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock or partnership interests of each Significant Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except such as are described in the Prospectus and except that the shares of capital stock of Dynegy Midwest Generation, Inc. have been pledged in connection with a structured financing.

        (f) The unissued shares of Stock to be issued and sold by the Company through the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

        (g) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, materially affects or may materially affect, the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole from the respective dates as of which information is given in the Prospectus.

        (h) Neither (i) the execution or delivery hereof by the Company, (ii) the consummation of the transactions contemplated hereby, (iii) the issuance, sale and delivery of the Stock by the Company nor (iv) compliance by the Company with all of the provisions of this Agreement will result in a breach or violation of, or constitute a default under, the articles of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will any such action or the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries. Except for permits, consents, approvals and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained or the failure of which to obtain would not have a material adverse effect on the Company and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement, no permit, consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or body or financial institution is required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement.

        (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except as described in the Prospectus.

        (j) This Agreement has been duly authorized, executed and delivered by the Company.

        (k) Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

        (l) The Company has all requisite corporate power and authority to issue, sell and deliver the Stock in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Stock to be sold by the Company hereunder has been validly and sufficiently taken.

        (m) Each contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which is material to the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, has been duly and validly authorized, executed and delivered by the Company or its Subsidiary, as applicable; none of such contracts, agreements or arrangements has been assigned by the Company or any of its Subsidiaries to any non-affiliated party other than in the ordinary course of business, and the Company knows of no present condition or fact which would prevent compliance by the Company or any of its Subsidiaries or any other party thereto with the terms of any such contract, agreement or arrangement in accordance with its terms in all material respects, except for any such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries has any present intention to exercise any right that it may have to cancel any such contract, agreement or arrangement or otherwise to terminate its rights and obligations thereunder, and none of them has any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance in all material respects as contemplated by the terms thereof, except for any such cancellations, terminations or failures to perform that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

        (n) Except as disclosed in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole or which is required to be disclosed in the Prospectus and is not disclosed.

        (o) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation could reasonably be expected to, individually or in the aggregate with all such violations, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole.

        (p) The documents incorporated by reference into each Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (q) Each of the Company and its Subsidiaries owns or possesses, and is operating in compliance with, all approvals, licenses, permits, certificates, franchises, easements, consents, orders and other governmental authorizations and rights necessary to own or lease its properties and conduct its business (collectively, "Approvals"), except such Approvals as to which the failure to own, possess or operate in compliance with would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole ("Material Approvals"); all such Material Approvals are valid and in full force and effect; and the Company has no knowledge that any governmental agency or body is considering limiting, suspending or revoking any such Material Approval.

        (r) From the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has (i) issued, granted, repurchased, reclassified or exchanged any of their respective securities (other than in respect of intercompany transactions or pursuant to employee stock options, the Company's stock repurchase program or any of the Company's employee benefit plans), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) entered into any material transaction with an affiliate of the Company, other than a Subsidiary; and the Company has not declared or paid any dividend on its capital stock other than the regular quarterly dividend on its Common Stock (it being understood that the Company's Subsidiary, Illinois Power Company, has continued to pay dividends on its outstanding preferred stock).

        (s) There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not, individually or in the aggregate with all such violations and remedial actions, result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases result in a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole; none of the facilities of the Company or any of its Subsidiaries is a solid waste facility for purposes of any applicable environmental law; and the terms "hazardous substances" and "hazardous wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

        (t) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Stock.

        (u) The conditions for the Company's use of Form S-3 for filing the Registration Statement, as set out in the general instructions to such form, have been satisfied.

        (v) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), or is subject to regulation as an "investment company" under the 1940 Act.

        (w) The Company is exempt from registration and all other regulations and requirements of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the rules and regulation promulgated thereunder, other than from Section 9(a)(2) thereof, pursuant to Section 3(a)(1) of the 1935 Act. Illinois Power Company, a wholly-owned Subsidiary of the Company, is regulated as a public utility in the State of Illinois and in no other state.

     2. Purchase of the Stock by the Underwriter. (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company hereby agrees to sell the Firm Stock to the Underwriter, and the Underwriter agrees to purchase at a price of $19.75 per share, the Firm Stock. The Underwriter agrees to offer the Firm Stock to the public as set forth in the Prospectus.

        (b) The Company hereby grants to the Underwriter an option to purchase from the Company, solely for the purpose of covering over-allotments in the sale of Firm Stock, all or any portion of the Option Stock for a period of thirty (30) days from the date hereof at the purchase price per share set forth above.

     3. Delivery of and Payment for Shares. Delivery of the Firm Stock and the Option Stock, if the option to purchase the same is exercised on or before the third Business Day (as defined in Section 12 hereof) prior to the First Closing Date, shall be made in book-entry form through the facilities of The Depository Trust Company, New York, New York ("DTC") at such place or places as mutually may be agreed upon by the Company and the Underwriter, in each case at 10:00 A.M., New York City time, on the fourth full Business Day following the date of this Agreement (December 26, 2001) or on such later date as shall be determined by you and the Company (the "First Closing Date").

    The option to purchase Option Stock granted in Section 2 hereof may be exercised during the term thereof by written notice to the Company from the Underwriter. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Underwriter, when the Option Stock is to be delivered (the "Option Closing Date"). Delivery and payment for such Option Stock shall be made at the offices set forth above for delivery and payment of the Firm Stock. The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates."

    Delivery for the Stock to be sold by the Company shall be made to you through the facilities of DTC by the Company, for the account of the Underwriter, against payment of the purchase price therefor by wire transfer in immediately available funds to the order of the Company. Time shall be of the essence, and delivery of certificates for the Stock at the time and place specified pursuant to this Agreement is a further condition to the obligations of the Underwriter.

    4. Covenants of the Company. The Company covenants and agrees with the Underwriter that:

        (a) If the Effective Date is on or before the date of this Agreement, the Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 424(b) not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. The Company shall advise the Underwriter promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company shall notify the Underwriter promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon request of the Underwriter, any amendments or supplements to the Registration Statement or the Prospectus which, in their opinion, may be necessary or advisable in connection with the distribution of the Stock; and the Company shall not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Stock by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Underwriter after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise the Underwriter promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Stock for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

        (b) The Company shall furnish to the Underwriter and to counsel for the Underwriter such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Preliminary Prospectus or Prospectus), in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

        (c) Within the time during which the Prospectus relating to the Stock is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus or file any document to comply with the Securities Act, the Company shall promptly notify the Underwriter and shall, subject to Section 4(a) above, amend the Registration Statement or supplement the Prospectus or file any document
    (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

        (d) The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Stock for offering and sale under the laws of such jurisdictions as the Underwriter shall designate, and to continue such qualifications in effect for as long as may be necessary for the distribution of the Stock; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not currently so subject.

        (e) As soon as practicable, the Company shall make generally available to its security holders (and shall deliver or make available to you) an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

        (f) Whether or not this Agreement becomes effective or is terminated or the sale of the Stock to customers of the Underwriter is consummated, the Company shall pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company's accountants but excluding fees and expenses of counsel for the Underwriter) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the copying, delivery and shipping of this Agreement and Blue Sky Memoranda, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriter of the Stock (including the cost of printing the Stock certificates), (C) all filing fees and fees and disbursements of counsel to the Underwriter incurred in connection with the qualification of the Stock under state securities or Blue Sky laws as provided in Section 4(d) hereof, and (D) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 7 hereof, the Underwriter shall pay all of its own costs and expenses, including the fees of its counsel and any advertising expenses incurred in connection with any offers it may make. If the sale of the Stock provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 7 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriter's obligations hereunder is not fulfilled or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriter for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriter in connection with any investigation or preparation made by them in respect of the marketing of the Stock or in contemplation of the performance by them of their obligations hereunder.

        (g) During the period of one year from the First Closing Date, the Company shall furnish or make available to the Underwriter, copies of all reports or other communications furnished to stockholders and copies of any reports or financial statements furnished to or filed with the Commission or the New York Stock Exchange (the "NYSE") or any other national securities exchange or association on which any class of securities of the Company is quoted or listed.

        (h) Until termination of the offering of the Stock, the Company shall timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

        (i) The Company shall apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

        (j) The Company shall use its best efforts to list, subject to notice of issuance, the Stock on The New York Exchange.

        (k) For a period of 60 days from the date of the Prospectus, the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock, shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock) or securities convertible into or exchangeable for Common Stock or Class B Common Stock (other than (A) the Stock, (B) shares issued pursuant to employee benefit or stock purchase plans, stock option plans or other employee compensation plans or pursuant to currently outstanding options, warrants or rights, (C) shares or such securities issued pursuant to any merger, acquisition or other business combination transaction or (D) shares of Class B Common Stock issued to ChevronTexaco Corp. pursuant to existing convertible securities or the existing shareholder agreement), or sell or grant options, rights or warrants with respect to any shares of Common Stock or Class B Common Stock or securities convertible into or exchangeable for Common Stock or Class B Common Stock (other than (A) the grant of options pursuant to option plans approved by the Company's board of directors and (B) the issuance of options, rights or warrants pursuant to any merger, acquisition or other business combination transaction), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause Chuck Watson, Steve Bergstrom and Kenneth Randolph to furnish to the Underwriter, prior to the First Closing Date, a letter or letters, substantially in the form of Exhibit B.

    5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made at the applicable Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Underwriter; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Stock for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to their satisfaction.

        (b) The Underwriter shall not have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which in the opinion of the Underwriter, or in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of the Underwriter, or in the opinion of counsel to the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (c) On such Closing Date, the Underwriter shall have received from Baker Botts L.L.P., counsel for the Underwriter, such opinion or opinions with respect to the issuance and sale of the Stock and other related matters as the Underwriter may reasonably request and such counsel shall have received such documents and information as they request to enable them to pass upon such matters.

        (d) On such Closing Date there shall have been furnished to the Underwriter the opinion (addressed to the Underwriter) of Vinson & Elkins L.L.P., counsel for the

    Company, dated such Closing Date and in form and substance satisfactory to the Underwriter, to the effect that:

              (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. To the knowledge of such counsel, the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary (except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole).

              (ii) To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its Subsidiaries. The authorized equity capitalization of the Company as of the date of the most recent balance sheet included or incorporated by reference in the Prospectus is as set forth in the Prospectus, and the shares of Stock being delivered on such Closing Date have been duly and validly authorized and issued, are fully paid and non-assessable (assuming payment for and delivery of the Stock in accordance with this Agreement) and conform to the description thereof contained in the Prospectus. The Company has all requisite corporate power and authority to issue, sell and deliver the Stock in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

              (iii) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the articles of incorporation or by-laws of the Company, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or (to the knowledge of such counsel) decree (except that such counsel need not express an opinion as to federal or state securities or Blue Sky laws with respect to this subparagraph) of any court or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or their respective properties. Except for permits, consents, approvals and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required of the Company for the valid authorization, issuance, sale and delivery of the Stock.

              (iv) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

              (v) The Registration Statement and all post-effective amendments thereto have become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission. To the knowledge of such counsel, no order of the Commission directed to any document incorporated by reference in the Registration Statement has been issued, and no challenge by appropriate proceedings has been made to the accuracy or adequacy of any document incorporated by reference in the Registration Statement.

              (vi) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company, as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities
        Act and the Rules and Regulations (except that no opinion need be expressed as to the financial statements or notes thereto contained therein or omitted therefrom and that such opinion may be qualified as described in clause (iii) of the paragraph immediately preceding subsection 5(e) hereof).

              (vii) There are no legal proceedings pending or threatened against the Company or any of its Subsidiaries to which such counsel has given substantive attention or in which such counsel has been engaged to represent the Company or any of its Subsidiaries that are required to be disclosed in the Prospectus and are not disclosed (except that and that such opinion may be qualified as described in clause (iii) of the paragraph immediately preceding subsection 5(e) hereof).

              (viii) Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the 1940 Act, or is subject to regulation as an "investment company" under the 1940 Act.

              (ix) The Company is exempt from registration and all other regulations and requirements of the 1935 Act and the rules and regulations promulgated thereunder, other than from Section 9(a)(2) thereof, pursuant to Section 3(a)(1) of the 1935 Act. Illinois Power Company, a wholly-owned subsidiary of the Company, is regulated as a public utility in the State of Illinois and in no other state.

        Such opinion shall also contain a statement that such counsel has no reason to believe that (i) the Registration Statement, as of the Effective Time, or any amendment thereto (other than the financial statements and notes thereto contained therein, as to which such counsel need not comment), at the time it became effective, including in each case any document filed under the Exchange Act and incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus or any supplement or amendment thereto (other than the financial statements and notes thereto contained therein, as to which such counsel need not comment), including in each case any document filed under the Exchange Act and incorporated by reference therein, on such Closing Date and at the time such Prospectus or supplement or amendment thereto was issued contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Illinois, (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of the State of Illinois upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriter and furnishes a copy of its opinion to the Underwriter and
    (iii) exclude any opinion, statement or responsibility for the disclosures contained in the Prospectus with respect to any matters pending between the Company and Enron Corp. and their respective affiliates, including, without limitation the accuracy and adequacy of any disclosure relating to the Agreement and Plan of Merger dated as of November 9, 2001 by and among the Company, Stanford, Inc., Sorin, Inc., Badin, Inc. and Enron Corp., any litigation between such parties and any matters arising out of or related thereto.

        (e) On such Closing Date there shall have been furnished to you the opinion (addressed to the Underwriter) of the Executive Vice President and General Counsel of the Company, dated such Closing Date and in form and substance satisfactory to the Underwriter, to the effect that:

             (i) Each of the Company's Significant Subsidiaries has been duly incorporated or formed as a corporation or partnership, as applicable, and is validly existing as a corporation, a general partnership or a limited partnership under the laws of its jurisdiction of incorporation or formation (and each of the Significant Subsidiaries that is a corporation or a limited partnership is in good standing under the laws of its jurisdiction of incorporation or formation), with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

             (ii) To the knowledge of such counsel, except as disclosed in the Prospectus, all of the outstanding shares of capital stock or partnership interests (or such percentage of the partnership interest as is set forth in the respective partnership agreements) of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any perfected security interest, except that the shares of capital stock of Dynegy Midwest Generation, Inc. have been pledged in connection with a structured financing.

             (iii) Neither the execution or delivery of this Agreement nor consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the articles of incorporation, by-laws, partnership agreement or other governing documents of the Significant Subsidiaries or any agreement, indenture or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein.

             (iv) Each document incorporated by reference in the Registration Statement as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements or notes thereto contained therein).

             (v) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters, are accurate in all material respects. To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.

        (f) There shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the Chairman of the Board or the President or any Senior Vice President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened; (iii) all filings required by Rule 424(b) and Rule 430A of the Rules and Regulations have been made; (iv) the signers of said certificate have examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed and (vi) no event contemplated by subsection (g) of this Section 5 shall have occurred.

        (g) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and in the Prospectus (exclusive of any supplement thereto), neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor shall there have been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in the judgement of the Underwriter, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Stock.

        (h) On the date hereof and such Closing Date you shall have received letters from Arthur Andersen LLP dated respectively the date hereof and such Closing Date and addressed to you, confirming that they are independent certified public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus as of a date not more than five days prior to the date of such letter, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and, with respect to the letter delivered on such Closing Date, confirming the conclusions and findings set forth in such prior letter.

        (i) The Stock shall be duly listed, subject to notice of issuance, on The New York Stock Exchange.

        (j) The Underwriter shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriter may reasonably request.

        (k) The Underwriter shall have received executed Lock-Up Letter Agreements, in the form of Exhibit B hereto from Chuck Watson, Steve Bergstrom and Kenneth Randolph.

    All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and to counsel for the Underwriter. The Company shall furnish to the Underwriter conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, each Closing Date, by the Underwriter. Any such cancellation shall be without liability of the Underwriter to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

     6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this paragraph 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented; provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Prospectus was corrected in the Prospectus, the indemnity agreement contained in this paragraph 6(a) shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability results from the fact that a copy of the Prospectus was not sent or given to the person asserting any such losses, claims, damages or liabilities at or prior to the written confirmation of the sale of the Stock concerned to such person by such Underwriter (provided that the Company shall have complied with the provisions of Section 4(a) and (c) hereof and such Underwriter shall have been provided with the number of copies of such Prospectus requested by such Underwriter in a timely manner) and it is judicially determined that such delivery was required under the Securities Act and was not so made.

    (b) The Underwriter shall indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Registration Statement or Prospectus as amended or supplemented a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

    (c) Promptly after receipt by any indemnified party under subsection (a) or
(b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under subsection
(a) or (b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriter shall have the right to employ counsel to represent such Underwriter who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such Underwriter against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriter shall have been advised by counsel that there may be one or more legal defenses available to the Underwriter which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriter to employ separate counsel or
(iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriter, in which event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

    (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover page or the Plan of Distribution Section of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) above).

    (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have, and shall extend, upon the same terms and conditions set forth in this Section 6, to the officers and directors of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

    7. Effective Date and Termination. (a) This Agreement shall become effective
(i) if the Effective Date is on or before the date of this Agreement, at 11:00 A.M., New York City time, on the next Business Day following the date hereof,
(ii) if the Effective Date is after the date of this Agreement, at 11:00 A.M., New York City time, on the first full Business Day following the Effective Date or (iii) at such earlier time after the Registration Statement becomes effective as you shall first release the Firm Stock for sale to the public. You shall notify the Company immediately after you have taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you, or by you by giving notice as hereinafter provided to the Company except that the provisions of Section 4(f) and Section 6 hereof shall at all times be effective. For purposes of this Agreement, the release of the initial public offering of the Firm Stock for sale to the public shall be deemed to have been made when the Underwriter releases, by telegram or otherwise, firm offers of the Firm Stock to securities dealers or release for publication a newspaper advertisement relating to the Firm Stock, whichever occurs first.

    (b) Until each Closing Date, this Agreement may be terminated by the Underwriter by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriter's obligation hereunder is not fulfilled,
(iii) trading in the Common Stock of the Company shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or minimum prices shall have been established on such exchange by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction which, in the judgment of the Underwriter, make it inadvisable or impracticable to proceed with the offering or delivery of the Stock, (iv) a banking moratorium is declared by either federal or New York state authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States which, in the judgment of the Underwriter, makes it inadvisable or impracticable to proceed with the offering or delivery of the Stock or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of the Underwriter, make it inadvisable or impracticable to proceed with the offering or delivery of the Stock. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company or the Underwriter, except as otherwise provided in Sections 4(f) and 6 hereof.

    Any notice referred to above may be given at the address specified in
Section 9 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

    8. Survival of Certain Provisions. The agreements contained in Section 4 hereof and the representations, warranties and agreements of the Company contained in Section 1 hereof shall survive the delivery of the Stock to the Underwriter hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

    9. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by facsimile transaction addressed to the Company at 1000 Louisiana, Suite 5800, Houston, Texas 77002, Attention:
General Counsel; (b) whenever notice is required by the provisions of this Agreement to be given to the Underwriter, such notice shall be in writing or by facsimile transmission addressed to the Underwriter c/o Lehman Brothers Inc., 790 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department.

    10. Information Furnished by Underwriter. The written information furnished by or on behalf of the Underwriter referred to in paragraph (b) of Section 1 hereof and in paragraphs (a) or (b) of Section 6 hereof shall be confirmed in a letter from the Underwriter to be provided on the First Closing Date.

    11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of
Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriter contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    12. Definition of "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City or Houston, Texas, and
(b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

    13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

    14. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

    Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the Underwriter and that the foregoing correctly sets forth the Agreement among the Company and the Underwriter.

                                 Very truly yours,

                                    Dynegy Inc.



                                    By: /s/ Keith R. Fullenweider
                                       -------------------------------
                                       Name: Keith R. Fullenweider
                                       Title: Senior Vice President
                                              and Deputy General Counsel

Confirmed and accepted as of
the date first above mentioned



Lehman Brothers Inc.


By /s/ Chris Watson
  -------------------------------
   Name: Chris Watson
        -------------------------
         Authorized Signatory

                                   EXHIBIT A
                 Underwriting Agreement dated December 19, 2001

As used in the Underwriting Agreement, the "Significant Subsidiaries" of the Company are as follows:


Dynegy Holdings Inc.

    Dynegy Power Corp.
    Dynegy Global Energy, Inc.
    Dynegy Upper Holdings, L.L.C.
    DMT Holdings, Inc.
    DMS LP, Inc.
    Dynegy Midstream Services, Limited Partnership
    Dynegy Liquids G.P., L.L.C.
    Dynegy Liquids Marketing and Trade
    Dynegy Marketing and Trade
    Dynegy Midwest Generation, Inc.

Illinova Corporation

    Illinois Power Company

                                                                       EXHIBIT B

                            LOCK-UP LETTER AGREEMENT


Lehman Brothers Inc.
790 Seventh Avenue
New York, New York 10019

Dear Sirs:

     The undersigned understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you (the "Underwriter") of shares (the "Shares") of Class A Common Stock, no par value (the "Common Stock"), of Dynegy Inc., an Illinois corporation (the "Company"), and that the Underwriter proposes to reoffer the Shares to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 60 days after the date of the final Prospectus relating to the Offering; provided that the foregoing restriction shall not apply to intrafamily transfers, transfers to trusts for estate planning purposes and bona fide gifts.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, I will be released from my obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                   Very truly yours,


                                    _______________________



     Dated:_________________


                                       2